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EXHIBIT 4.3

BYLAWS
OF
XCEL ENERGY INC.
(a Minnesota corporation)
 (as amended October 25, 2000)

ARTICLE 1 NAME, REGISTERED OFFICE, AND CORPORATE SEAL

    Section 1. The name of the Company is XCEL ENERGY INC.

    Section 2. The location and post office address of its registered office and principal place of business is 800 Nicollet Mall, Minneapolis, Hennepin County, Minnesota 55402.

    Section 3. The Company may establish and maintain an office or offices at such other places within or without the State of Minnesota as the Board of Directors may from time to time determine.

    Section 4. The corporate seal of the Company shall have inscribed thereon the name of the Company and the words "Corporate Seal, Minnesota". In lieu of causing the corporate seal to be impressed upon any bond, debenture, note, contract, or other instrument required or authorized to bear the corporate seal of the Company, the Board of Directors may authorize a facsimile of said seal to be engraved or printed thereon, and such facsimile, when so engraved or printed, shall be and constitute the corporate seal of the Company for such purpose.

ARTICLE 2
BOARD OF DIRECTORS

    Section 1. The business and property of the Company shall be managed and controlled by a Board composed of seven (7) directors, which may be increased to such greater number, not exceeding fifteen (15), as may be determined by the Board of Directors or by shareholders in accordance with the provisions of this Article. The number of directors shall be determined by the Board of Directors, and if the Board fails to make such determination, then the number may be determined by the shareholders at any annual or special meeting of shareholders.

    Section 2. A director shall hold office until the next annual meeting of the shareholders and until his successor is elected and qualifies. At the annual meeting of shareholders in 1974, the Board of Directors of the Company shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. Directors in Class I shall be elected to hold office until the next succeeding annual meeting; directors in Class II shall be elected to hold office until the second succeeding annual meeting; and directors in Class III shall be elected to hold office until the third succeeding annual meeting, and, in each of the foregoing cases, until their respective successors are duly elected and qualify. At each subsequent annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected by the shareholders to hold office until the third succeeding annual meeting, and until their respective successors are duly elected and qualify. If, at any meeting of shareholders, commencing with the annual meeting of shareholders in 1974, due to the initiation of the classified method of electing directors or due to a vacancy or vacancies on the Board of Directors, or otherwise, directors of more than one class are to be elected, each class of directors to be elected at the meeting shall be nominated and voted for in a separate election.

    Section 3. During the intervals between annual meetings the number of directors may be increased, and may be decreased by the number of vacancies then existing, by the Board of Directors, within the limitations of Section 1 of this Article, and in case of any such increase the Board may fill the vacancies so created but in such event there shall be no classification of the additional directors until the next annual meeting of the shareholders. No decrease in the Board shall shorten the term of any incumbent director.

    Section 4. Vacancies in the Board of Directors may be filled by the remaining members of the Board though less than a quorum. Each person so elected to fill a vacancy shall remain a director for the unexpired term in respect of which such vacancy occurred and until his successor is elected and qualifies.

    Section 5. In addition to the powers and authority expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers and do all such lawful acts and things as may be exercised or done by the Company that are not by the Articles of Incorporation, these Bylaws, or the laws of the State of Minnesota directed or required to be exercised or done by the shareholders.

    Section 6. Without limiting the general powers conferred by Section 5 of this Article, and other powers conferred by statute, by the Articles of Incorporation, and by these Bylaws, it is hereby expressly declared that the Board of Directors shall have the following powers, that is to say:

  (a)
  To purchase or otherwise acquire for the Company any property, rights, or privileges which the Company is authorized to acquire, for such consideration and on such terms and conditions as it deems proper.

  (b)
  At its discretion to pay for any property or rights acquired by the Company either wholly or partly in money or in stock, bonds, debentures, or other securities or property of the Company.

  (c)
  To appoint any person or persons to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, and to do and execute all such things as may be requisite in relation to any such trust.

  (d)
  To in any manner aid, facilitate, and assist, on behalf of the Company, in the construction, extension, improvement, equipment, maintenance, and operation of any electric light plant or distribution system, electric transmission or distribution lines, steam plant for heating and power or distribution system, natural, manufactured, mixed, or liquid petroleum gas plant or distribution system, gas or oil pipe lines, barge lines, coal mines, water power or water plants, or telephone systems, and all property and things appurtenant to or used in connection therewith, and for that purpose to use the cash or capital stock or other securities or obligations of the Company to buy, refund, guarantee, or otherwise secure the indebtedness against any such properties and guarantee the bonds, debentures, indebtedness, dividends, contracts, or other obligations of firms or other corporations.

  (e)
  To authorize one or more officers, on behalf of the Company, to borrow money, make and issue notes, bonds, and other evidences or indebtedness, execute mortgages, deeds of trust, trust agreements, and instruments of pledge or hypothecation, and do all other acts necessary to effectuate the same.

  (f)
  To designate the persons authorized, on the Company's behalf, to make and sign notes, receipts, acceptances, endorsements, drafts, checks, or other orders for the payment of money, releases, contracts, and other instruments, and, when appropriate, to make provision for the use of facsimile signatures thereon.

  (g)
  To designate the persons authorized, on the Company's behalf, to vote upon or to assign and transfer any shares of stock, bonds, or other securities of other corporations held by the Company.

    Section 7. Meetings of the Board of Directors shall be held at the registered office of the Company, but the Chairman of the Board, the Chief Executive Officer, or a majority of the Board may from time to time designate some other place within or without the State of Minnesota for the holding of any such meeting or meetings.

    Section 8. Regular meetings of the Board of Directors may be called by a director, by the Chairman or by the Chief Executive Officer of the Company, on five (5) days' notice to all directors of the date, time and place of the meeting. The notice need not state the purpose of the meeting. If the date, time and place of a Board meeting have been announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which the adjournment is taken.

    Section 9. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, by the Chief Executive Officer or by a majority of the Board.

    Section 10. The Secretary shall give notice of a special meeting of the Board of Directors to each director, either by mail, electronic mail or facsimile, at least two (2) days before said meeting.

    Section 11. A director may waive notice of a meeting of the Board. A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting and whether given in writing, orally, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except when the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

    Section 12. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

    Section 13. The Board of Directors shall elect the Officers of the Company, who shall hold office until they are removed or their successors are elected and qualify.

    Section 14. A majority of the Board of Directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation, or by these Bylaws. At any meeting at which there is less than a quorum present, the director or directors present shall have power by a majority vote to adjourn the meeting from time to time without notice other than announcement at the meeting. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum.

    Section 15. The Board shall take action by the affirmative vote of a majority of directors present at a duly held meeting, except where the affirmative vote of a larger proportion or number is required by the Articles of Incorporation, these Bylaws, or the laws of the State of Minnesota. If the Articles of Incorporation require a larger proportion or number than is required by the laws of the State of Minnesota for a particular action, the Articles of Incorporation shall control.

    Section 16. A director may give advance written consent or opposition to a proposal to be acted on at a board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

    Section 17. Any action which might be taken at a meeting of the Board of Directors or a committee may be taken without a meeting if done in writing signed by all of the members of the Board of Directors or the committee.

    Section 18. Inasmuch as the directors of the Company are persons of large and diversified business interests and are likely to be connected with other corporations with which this Company may have business dealings from time to time, no contract or other transaction between this Company and any other corporation shall be affected by the fact that directors of this Company are interested in, or are directors or officers of, such other corporation, and any director individually may be a party to or may be interested in any contract or transaction of this Company, provided that any such contract or transaction referred to in this section shall be approved or be ratified by the affirmative vote of a majority of the members of the Board not so interested.

    Section 19. The Board of Directors, in its discretion, may provide for the payment of compensation to each director and the expenses of each director for attendance at each meeting of the Board or of any committee thereof; provided, however, that no part of any such payment shall be paid to any director during any year when there is in effect a prior written request from such director that all or a portion of said payments not be paid to him. Nothing herein shall be construed to preclude any director from serving the Company in any other capacity as an officer or otherwise and receiving compensation therefor.

    Section 20. A resolution approved by the affirmative vote of a majority of the entire Board of Directors may establish committees having the authority of the Board in the management of the business of the Company to the extent provided in the resolution. Committee members shall be natural persons. Unless the Articles of Incorporation provide for a different membership, a committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the Articles of Incorporation, these Bylaws, or in a resolution approved by the affirmative vote of a majority of the directors present. Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.

ARTICLE 3
OFFICERS

    Section 1. (a) The officers of the Company shall be elected by the Board of Directors and shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents any of whom may have such additional designation as the Board of Directors may provide, a Secretary and one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and such other officers as may from time to time be elected or appointed by the Board of Directors. Except as otherwise provided below, an officer shall perform those duties usually incident to the office or as otherwise required by the Board of Directors, the Chief Executive Officer or the officer to whom he reports. The filling of the office of Chairman of the Board shall be discretionary with the Board of Directors. Any number of offices or functions of those offices may be held or exercised by the same person. If a document must be signed by persons holding different offices or functions and a person holds or exercises more than one of those offices or functions, that person may sign the document in more than one capacity, but only if the document indicates each capacity in which the person signs.

    (b) At its discretion, the Board of Directors at any time, by resolution, may recognize the outstanding services of an individual who has served as Chairman of the Board of the Company by conferring upon him the honorary title of "Chairman Emeritus", such title to be held for such limited period of time, or for life, as may be determined by the Board. The action of the Board of Directors in conferring the honorary title of "Chairman Emeritus" upon such individual shall not constitute such individual an officer of the Company and shall not otherwise affect the status of such individual as a member of the Board.

    Section 2. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors, shall be a non-voting ex officio member of all standing committees and shall have such other powers and perform such other duties as may be prescribed by the Board.

    Section 3. The Chief Executive Officer of the Company shall: have general active management of the business of the Company; in the absence of the Chairman of the Board, preside at all meetings of the shareholders and the Board of Directors; be a non-voting ex officio member of all standing committees; and perform such other duties as may be prescribed by the Board.

    Section 4. The President, in the absence of the Chairman of the Board and the Chief Executive Officer, shall preside at all meetings of the shareholders and the Board of Directors and shall be a non-voting ex officio member of all standing committees. The President shall report to the Chief Executive Officer and shall exercise the functions of the Chief Executive Officer during the absence or disability of the Chief Executive Officer.

    Section 5. The Chief Financial Officer of the Company shall keep accurate financial records for the Company, deposit all money, drafts, and checks in the name of and to the credit of the Company in the banks and depositories designated by the Board; endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Board, making proper vouchers therefor; disburse corporate funds and issue checks and drafts in the name of the Company, as ordered by the Board; render to the Chief Executive Officer and the Board, whenever requested, an account of all transactions by the Chief Financial Officer and of the financial condition of the Company; and perform other duties prescribed by the Board or the Chief Executive Officer.

    Section 6. The Vice Presidents shall be vested with all the powers and shall perform all the duties of the President in the order designated by the Chief Executive Officer in case of the President's absence and in the order designated by the Chief Executive Officer or by the Board of Directors in case of the President's disability, and shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer or by the Board.

    Section 7. The Secretary shall give, or cause to be given, all notices required by statute, by the Articles of Incorporation, or by these Bylaws. He shall act as secretary of all the meetings of the shareholders and of the Board of Directors and shall record the proceedings of all such meetings in the book or books kept for that purpose. Unless otherwise prescribed by the Chief Executive Officer of the Company, he shall keep, or cause to be kept, a record of all certificates of stock issued and all transfers thereof, which shall show the names and addresses of the holders of such certificates and dates of issuance and transfer, and shall perform such other duties as may be prescribed by the Chief Executive Officer or by the Board.

    Section 8. The Assistant Secretaries shall be vested with all the powers and shall perform all the duties of the Secretary in the absence or disability of the latter, and shall perform such other duties as may be prescribed by the Chief Executive Officer or by the Board of Directors.

    Section 9. (a) The Controller, unless otherwise provided by the Board of Directors, shall be the principal accounting officer of the Company. He shall have executive direction of all accounting functions, and shall keep, or cause to be kept, appropriate and complete books of account, and shall render to the Chief Executive Officer and to the Board of Directors such reports as may be required from time to time. He shall have such other powers and duties as are commonly incidental to the office of controller and as may be prescribed for him by the Board of Directors or the Chief Executive Officer.

    (b) The Treasurer shall perform duties delegated by the Chief Financial Officer of the Company or as may be prescribed for him by the Board of Directors.

    Section 10. The Assistant Treasurers shall be vested with all the powers and shall perform all the duties of the Treasurer in the absence or disability of the latter, and shall perform such other duties as may be prescribed by the Chief Financial Officer or by the Board of Directors.

    Section 11. In case of the absence or disability of any officer of the Company, or for any other reason deemed sufficient by it, the Board of Directors may delegate the powers and duties of such officer to any other officer or to any director for the time being.

    Section 12. A bond in such sum, in such form, and with such security, surety or sureties, as may be satisfactory to the Board of Directors, may be required by the Board from the Treasurer, and such other officers, employees, and agents of the Company as the Board may specify, conditioned on the faithful performance of the duties of their office, and for the restoration to the Company, when demanded, of all books, papers, vouchers, money, securities, and property of whatever kind in their possession belonging to the Company. All premiums on such bonds shall be paid by the Company.

    Section 13. The compensation of all officers shall be fixed by the Board of Directors.

    Section 14. An officer shall hold office from the date elected by the Board of Directors until the earlier of such officer's death, disqualification, resignation or removal or until a successor is elected and qualifies. Any officer may be removed by the Board of Directors at any time with or without cause, subject to the provisions of a shareholder control agreement, by a resolution approved by the affirmative vote of a majority of the directors present. Such removal shall be without prejudice to any contractual rights of the officer. Any officer may resign at any time by giving written notice to the Company.

    Section 15. A vacancy in any office because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the office of Chief Executive Officer or Chief Financial Officer shall, be filled by the Board of Directors at any time.

ARTICLE 4
INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES, AND AGENTS

    Section 1. The Company shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person acting for the Company or acting in an official capacity with another entity at the direction or request of the Company to the full extent permitted by the laws of the State of Minnesota.

    Section 2. The indemnification provided by this Article shall inure to the benefit of the heirs, executors, administrators, and personal representatives of any person acting in an official capacity for the Company.

    Section 3. The Company may purchase and maintain insurance on behalf of a person in that person's official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the Company would be required by law to indemnify the person against the liability.

ARTICLE 5
ISSUANCE AND TRANSFER
OF CERTIFICATES OF SHARES

    Section 1. Every certificate of shares shall be numbered and shall be entered on the books of the Company as it is issued. It shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary and shall bear the corporate seal. The foregoing signatures and the corporate seal upon such certificate may be facsimiles, engraved or printed on such certificate.

    Section 2. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent, or registrar of the Company, the certificate may be issued by the Company, even if the person has ceased to have that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

    Section 3. Transfers of shares shall be made on the books of the Company only upon surrender to the Company by the holder of record thereof or his legal representative of a certificate (if any) for the shares duly endorsed and proper evidence of succession, assignment or authority to transfer, provided that such succession, assignment or transfer is not prohibited by the Company's Articles of Incorporation, these Bylaws, applicable law or contract. Thereupon, the Company shall issue a new certificate (if requested) to the person entitled thereto, cancel the old certificate (if any) and record the transaction upon its books. Transfers of fractional shares shall not be made nor shall certificates for fractional shares be issued.

    Section 4. In case of the loss, destruction, or theft of a certificate of shares, a new certificate (if requested) may be issued in its place upon the submission of satisfactory proof of such loss, destruction, or theft and a bond of indemnity satisfactory to the Treasurer.

    Section 5. The Company shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by statute.

    Section 6. The Board of Directors shall have authority to appoint one or more registrars or transfer agents for any or all classes of shares of the Company, to make such rules and regulations as it may deem expedient concerning the issuance, registration, and transfer of such shares, and to remove such registrars or transfer agents, or any of them, and appoint another or others in its or their stead. A certificate of shares of any class for which one or more registrars or transfer agents shall have been so appointed shall not be valid until countersigned by a registrar or a transfer agent, or both, as the case may be, which countersignature may be in facsimile form.

ARTICLE 6
SHAREHOLDERS

    Section 1. The annual and special meetings of shareholders shall be held at the registered office of the Company, but the Board of Directors may designate some other place within or without the State of Minnesota for the holding of any such meeting or meetings. Written notice of each meeting of shareholders, stating the time, date and place, and, in case of a special meeting, the purpose, shall be given by the Secretary to each shareholder entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days prior to the date of such meeting.

    Section 2. The Chairman of the Board shall preside at all meetings of the shareholders, and in his absence or disability or at his request the Chief Executive Officer shall preside, and in the absence or disability of both of said officers the President shall preside.

    Section 3. The Board of Directors may fix a record date not more than sixty (60) days before the date of a meeting of shareholders as the date for the determination of shareholders entitled to receive notice of and to vote at any meeting of shareholders, and a record date for the determination of shareholders entitled to receive payments of any dividend or distribution or allotment of rights or to exercise rights with respect to any change, conversion, or exchange of shares, and may close the books of the Company against the transfer of shares during the whole or any part of the period so fixed. When a date is so fixed, only the shareholders on that date are entitled to notice and permitted to vote at that meeting of shareholders.

    Section 4. The annual meeting of shareholders shall be held on the date and time and at the location designated by the Board of Directors.

    Section 5. Special meetings of the shareholders may be called for any purpose or purposes at any time, by the Chairman, the Chief Executive Officer, the Chief Financial Officer, two or more directors, or a person authorized by Minnesota law, the Articles of Incorporation or these Bylaws to call special meetings.

    Section 6. The holders of a majority of the voting power of the shares issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at all meetings of shareholders for the transaction of business, except as otherwise provided by statute, by the Articles of Incorporation, or by these Bylaws. In the absence of a quorum, any meeting may be adjourned from time to time. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If any meeting of the shareholders is adjourned to another time or place, no notice of the date, time, and place of such adjourned meeting need be given other than by announcement at the time of adjournment.

    Section 7. At each meeting of shareholders every shareholder of record, or his legal representatives, at the date fixed by the Board of Directors for the determination of the persons entitled to vote at a meeting of shareholders, or, if no date has been so fixed, then at the close of the thirtieth (30th) day preceding the date of the meeting, shall be entitled at such meeting to one vote for each share standing in his name on the books of the Company and such additional votes for such share as may be provided for by the Articles of Incorporation or in the terms of the shares. A shareholder may cast his vote in person or by proxy. The appointment of a proxy shall be in writing, by telegraph, cablegram, or any other form of electronic transmission, including telephonic transmission, whether or not accompanied by written instructions of the shareholder. If it is determined that a telegram, cablegram, or other electronic transmission is valid, the inspectors of election or, if there are no inspectors, the other persons making that determination, shall specify the information upon which they rely to make that determination. Such appointment shall be filed with the Secretary or the Company's duly authorized agent at or before the meeting. An appointment of a proxy for shares held jointly by two or more shareholders is valid if signed by any one of them, unless the Company receives from any one of those shareholders written notice either denying the authority of that person to appoint a proxy or appointing a different proxy. The vote for directors, and, upon the demand of any shareholder, the vote upon any question before the meeting, shall be by ballot. All elections shall be had and all questions decided by a plurality vote of the shares present, except where a larger proportion or number is required by the Articles of Incorporation, these Bylaws, or the laws of the State of Minnesota.

    Section 8. In any case where a class or series of shares is entitled by the Articles of Incorporation, the laws of the State of Minnesota, or the terms of the shares to vote as a class or series, the matter being voted upon must also receive the affirmative vote of the holders of the same proportion of the shares of that class or series as is required pursuant to Section 7 of this Article.

    Section 9. Shares owned by two or more shareholders may be voted by any one of them unless the Company receives written notice from any one of them denying the authority of that person to vote those shares.

    Section 10. Except as otherwise provided in Section 3 of this Article or the laws of the State of Minnesota, the Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

    Section 11. In advance of any meeting of shareholders, the Chairman of the Board shall appoint one (1) or more inspectors of election, who need not be shareholders, as to the matters to be submitted to a vote at any such meeting, or any adjournment thereof. The inspectors of election when so appointed shall take charge of all proxies and ballots and shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, and the existence of a quorum. They shall determine all questions relating to the qualifications of voters, the authenticity, validity, and effect of proxies, and the acceptance or rejection of votes, challenges, and questions arising in any way in connection with the right to vote and the counting and tabulation of such votes. They shall determine the number of votes cast for any office or for or against any proposal, and shall determine and report the results to the meeting. The inspectors shall take an oath that they will perform their duties impartially, in good faith, and to the best of their ability and as expeditiously as is practical. If, for any reason, an inspector previously appointed shall fail to attend or refuse or be unable to serve, the vacancy shall be filled by the Chairman of the Board in advance of convening the meeting, or at the meeting by the person acting as Chairman. Each report of the inspectors shall be in writing and signed by the inspectors. The report of a majority shall be the report of the inspectors.

    Section 12. (a) At any annual meeting or any special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon as shall have been brought before the meeting (i) by, or at the direction of, the Board of Directors, or (ii) by any shareholder of the Company who complies with the requirements of Rule 14a-8 under the Securities Exchange Act of

1934, as amended, or (iii) by any shareholder of the Company who complies with the notice procedures set forth in this Section 12.

    (b) For a proposal to be properly brought before an annual or special meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than forty-five (45) days or more than ninety (90) days prior to the date on which the company first mailed its proxy materials for the prior year's annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date, provided that if during the prior year the Company did not hold an annual meting, or if the date of the meeting has changed more than 30 days from the date of the prior year's meeting, the notice must be received within a reasonable time before the Company mails its proxy materials for the current year and; provided, however, that if less than thirty (30) days' notice or prior public disclosure of the date by which such shareholder's notice is required is given or made, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date by which such shareholder's notice is required was mailed or the day on which such public disclosure was made.

    (c) A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business and any other shareholder known by such shareholder to be supporting such proposal who is the record or beneficial owner (as such term is defined in Rule 13d-3 or 13d-5 under the Securities Exchange Act of 1934, as amended) of any equity security of the Company, (iii) the class and number of shares of the Company's equity securities which are beneficially owned (as defined above) and owned of record by the shareholder giving the notice on the date of such shareholder notice and by any other record or beneficial owners of the Company's equity securities known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (iv) any financial or other interest of the shareholder in such proposal.

    (d) The Chairman of the Board may reject any shareholder proposal not timely made in accordance with the terms of this Section 12. If the Chairman of the Board determines that the information provided in a shareholder's notice does not satisfy the informational requirements of this Section 12 in any material respect, the Secretary of the Company shall promptly notify such shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Chairman of the Board shall reasonably determine. If the deficiency is not cured within such period, or if the Chairman of the Board determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of this Section 12 in any material respect, then the Chairman of the Board may reject such shareholder's proposal. The Secretary of the Company shall notify a shareholder in writing whether such person's proposal has been made in accordance with the time and information requirements of this Section 12. Notwithstanding the procedures set forth in this paragraph, if the Chairman of the Board does not make a determination as to the validity of any shareholder proposal under Section 12(c), the chairman of the annual or special meeting of shareholders shall determine and declare at the meeting whether the shareholder proposal was made in accordance with the terms of Section 12. If the chairman of such meeting determines that a shareholder proposal was not made in accordance with the terms of this Section 12, he or she shall so declare at the meeting and any such proposal shall not be acted upon at the meeting.

    (e) This provision shall not prevent the consideration and approval or disapproval at any meeting of reports of officers, directors, and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless stated, filed, and received as herein provided.

ARTICLE 7
FISCAL YEAR

    Section 1. The fiscal year of the Company shall begin on the first day of January and terminate on the last day of December in each year.

ARTICLE 8
INTERPRETATION

    Section 1. In these Bylaws, unless there shall be something in the subject or context inconsistent therewith:

      (a) "Notice" means a notice in writing given by mail to any director, officer, or shareholder by depositing the same in the United States mail, with postage prepaid, and addressed to such director, officer, or shareholder at his address as the same appears on the books of the Company; and the time of mailing shall be deemed to be the time of the giving of the notice.

      (b) "Qualify" means filing with the Secretary a written acceptance, or entering upon the duties, of an office.

      (c) "Statute" means any applicable statute of the State of Minnesota.

      (d) The specification in these Bylaws of rights, powers, duties, and procedures shall not be deemed to exclude other applicable rights, powers, duties, and procedures provided for by statute or by the Articles of Incorporation which are not incorporated herein and which are not inconsistent with these Bylaws.

      (e) Words importing the singular number include the plural and vice versa. Words importing males include females, and words importing natural persons include corporations.

ARTICLE 9
AMENDMENTS

    Section 1. These Bylaws may be amended by the shareholders or by the Board of Directors as provided by the Articles of Incorporation.

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BYLAWS OF XCEL ENERGY INC. (a Minnesota corporation) (as amended October 25, 2000)
ARTICLE 1 NAME, REGISTERED OFFICE, AND CORPORATE SEAL
ARTICLE 2 BOARD OF DIRECTORS
ARTICLE 3 OFFICERS
ARTICLE 4 INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS
ARTICLE 5 ISSUANCE AND TRANSFER OF CERTIFICATES OF SHARES
ARTICLE 6 SHAREHOLDERS
ARTICLE 7 FISCAL YEAR
ARTICLE 8 INTERPRETATION
ARTICLE 9 AMENDMENTS